EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT

    This EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT (“Eighth Amendment”) is made and entered into this 14th day of June, 2024 (“Effective Date”), by and between Cumulus Media Inc. (the “Company”) and David Milner (the “Employee”) (collectively the “Parties” and individually a “Party”).

        WHEREAS, Employee and Company are parties to that certain Employment Agreement dated July 21, 2014, and as amended by that First Amendment to Employment Agreement dated November 13, 2015, Second Amendment to Employment Agreement dated February 19, 2016, Third Amendment to Employment Agreement dated August 12, 2016, Fourth Amendment to Employment Agreement dated September 31, 2017, Fifth Amendment to Employment Agreement dated December 10, 2018, Sixth Amendment to Employment Agreement dated July 1, 2021 and Seventh Amendment to Employment Agreement dated April 25, 2022 (collectively, the “Agreement”); and

    WHEREAS, Employee and Company desire to amend the Agreement to extend the term and otherwise amend the Agreement as set forth herein;

    NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Company agree as follows:

1.The first paragraph of Section 3 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

Term. The term of Employee’s employment by the Company under this Agreement (the “Employment Period”) will commence on September 1, 2014 and shall continue until December 31, 2027. The Employment Period will be automatically extended from year to year unless either the Company or Employee gives written notice of non-renewal on or before July 1, 2027 (but no earlier than June 1, 2027), or annually on or before July 1st thereafter (but no earlier than June 1st) that the Employment Period shall not be extended. The term “Employment Period” shall refer to the Employment Period if and as so extended.”

2.The foregoing amendment to the Agreement shall be effective as of the Effective Date set forth above. Except as expressly amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all other respects.

3.This Eighth Amendment and the Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia applicable to agreements to be wholly performed therein.

4.This Eighth Amendment may be executed in any number of counterparts, each of which when taken together shall constitute one and the same original instrument.

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    IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed as of the Effective Date.

COMPANY                        EMPLOYEE

Cumulus Media Inc.                    David Milner

By:

Name:

Title:
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